UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	45-4030261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 21, 2011, GlyEco, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with one non-affiliated, “accredited investor” (as that term is defined under Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to which the Company issued an aggregate of 1,000,000 Units to the investor (the “Investor”) in consideration for $0.50 per Unit, or an aggregate purchase price of $500,000.  Each Unit consisted of one share of Common Stock of the Company and one common stock purchase warrant (the “Warrant”) to purchase one share of Common Stock of the Company (the “Warrant Share”) from the date of issuance until the third anniversary date of the date of issuance (the “Exercise Period”) for a purchase price of $1.00 per share (the “Exercise Price”), subject to adjustment in certain circumstances as described below.

The Company issued the Common Stock and Warrants underlying the Units in reliance upon the exemption from registration requirements of the Securities Act set forth under by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder due to the facts that there was only one purchaser, such purchaser represented that it was an “accredited investor” as such term is defined under the Securities Act and the sale of the Units did not involve any form of general solicitation or general advertising.

The shares of Common Stock underlying the Units are deemed to be restricted under Rule 144 of the Securities Act and cannot be resold unless registered under the Securities Act or pursuant to an exemption therefrom. Unless registered under the Securities Act, the Warrant Shares, when issued, will also be deemed to be restricted under Rule 144 of the Securities Act.

Pursuant to the terms of the Warrant, the Company has undertaken to prepare and file a Registration Statement on Form S-1 (the “Registration Statement”) or other applicable form with the Securities and Exchange Commission (the “Commission”) to register the Warrant Shares under the Securities Act in the event the Common Stock of the Company trades at or above $3.00 per share, and to use its best efforts to have such Registration Statement or form, as the case may be, deemed effective by the Commission as soon as practicable thereafter. The Company has also untaken that it will take any and all actions to keep the Registration Statement effective until all of the Warrants have been fully exercised or until the Warrant Shares are eligible for resale pursuant to an exemption from the Securities Act.

In the event the Common Stock of the Company trades at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days and the Warrants Share have been registered under the Securities Act on an effective Registration Statement, the holder of the Warrant will be required to fully exercise the Warrant within ten (10) business days following the 20th trading day.

Throughout the Exercise Period and as long as there is an effective Registration Statement therein registering the Warrant Shares under the Securities Act, the Company shall have the right to redeem the Warrant for $0.05 per Warrant Share.

If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock issuable upon the exercise of the Warrant into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock issuable upon the exercise of the Warrant into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such subdivision will be proportionately increased.

Upon each adjustment of the Exercise Price pursuant to the provision above, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 10, 2012	By:	/s/ John Lorenz
John Lorenz President, Chief Executive Officer and Chairman (Principal Executive Officer)